UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2019

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

Second Amended and Restated Credit Agreement
On March 29, 2019, Tupperware Brands Corporation (the “Corporation”) and its wholly owned subsidiaries Tupperware Nederland B.V. (f/k/a Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd. (together with Tupperware Nederland B.V. and Administradora Dart, S. de R.L. de C.V., the “Subsidiary Borrowers”), entered into the Second Amended and Restated Credit Agreement (“Second Amended and Restated Credit Agreement”), which further amended and restated the multicurrency Amended and Restated Credit Agreement dated as of September 11, 2013, as amended by Amendment No. 1 dated as of June 2, 2014 and by Amendment No. 2 dated as of June 9, 2015 (as so amended, the “Credit Agreement”), with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”) and certain banks from time to time named therein, as syndication agents, joint book runners and joint lead arrangers. The Corporation initiated the Second Amended and Restated Credit Agreement in the ordinary course, as the Credit Agreement had a June 9, 2020 maturity date.
The Second Amended and Restated Credit Agreement (i) adds Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd., as Subsidiary Borrowers, (ii) increases the aggregate amount available to the Corporation and the Subsidiary Borrowers under the Credit Agreement from $600 million to $650 million (the “Facility Amount”), (iii) extends the revolving maturity date of the Credit Agreement from June 9, 2020 to March 29, 2024, (iv) generally maintains the same applicable margins for borrowings, (v) amends the applicable commitment fee rate to be generally more favorable for the Corporation, and (vi) includes a trigger whereby the Corporation would be required to provide additional collateral and subsidiary guarantees if either Moody’s Investors Services, Inc. or S&P Global Ratings downgrades its existing rating two notches or more. The Second Amended and Restated Credit Agreement provides (a) a revolving credit facility, divided into global tranche, Mexican tranche and Singaporean tranche commitments, with the aggregate amount of borrowings under each tranche not to exceed $550 million, $75 million and $25 million, respectively, (b) a global tranche letter of credit facility, available up to $50 million of the Facility Amount, and (c) a global tranche swingline facility, available up to $100 million of the Facility Amount. Each of such tranches is available to the Corporation and the applicable Subsidiary Borrowers, with extensions of credit to the Subsidiary Borrowers not to exceed $325 million in the aggregate at any time outstanding. The Corporation is permitted to increase, on up to three occasions, the Facility Amount by a total of up to $200 million (for a maximum aggregate Facility Amount of $850 million), subject to certain conditions.
Loans made under the Second Amended and Restated Credit Agreement will comprise either (i) “Eurocurrency Borrowings”, bearing interest determined in reference to the London interbank offered rate for the applicable currency and interest period, plus a margin, or (ii) “ABR Borrowings”, bearing interest at the sum of (A) the greatest of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate, (y) the NYFRB rate plus 0.5%, and (z) adjusted LIBOR on such day (or if such day is not a business day, the immediately preceding business day) for a deposit in U.S. dollars with a maturity of one month plus 1%, and (B) a margin. The applicable margin in each case will be determined by reference to a pricing schedule and will be based upon the better for the Corporation of (a) the Consolidated Leverage Ratio (computed as consolidated funded indebtedness of the Corporation and its subsidiaries to the consolidated EBITDA (as defined in the Second Amended and Restated Credit Agreement) of the Corporation and its subsidiaries for the four (4) fiscal quarters then most recently ended) for the fiscal quarter referred to in the quarterly or annual financial statements most recently delivered, or (b) the Corporation’s then existing long-term debt securities rating by Moody’s Investor Service, Inc. or Standard and Poor’s Financial Services, Inc. Under the Second Amended and Restated Credit Agreement, the applicable margin for ABR Borrowings ranges from 0.375% to 0.875%, the applicable margin for Eurocurrency Borrowings ranges from 1.375% to 1.875%, and the applicable margin for the commitment fee ranges from 0.15% to 0.275%. Loans made under the swingline facility will bear interest, if denominated in U.S. Dollars, at the same rate as an ABR Borrowing and, if denominated in another currency, at the same rate as a Eurocurrency Borrowing.
Under the Second Amended and Restated Credit Agreement, the Corporation shall not permit as of the last day of any fiscal quarter of the Corporation (a) the Consolidated Leverage Ratio for the four (4) consecutive fiscal quarters then ended to be greater than or equal to 3.75 to 1.00 (an increase from 3.25 to 1.00 in the Credit Agreement) or (b) the Consolidated Interest Coverage Ratio (as defined in the Second Amended and Restated Credit Agreement) for the four (4) consecutive fiscal quarters then ended to be less than or equal to 3.00 to 1.00.
A copy of the Second Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01(d) Financial Statements and Exhibits

Item No.	Exhibit

10.1
The Second Amended and Restated Credit Agreement, dated March 29, 2019, which further amended and restated the multicurrency Amended and Restated Credit Agreement dated as of September 11, 2013, as amended by Amendment No. 1 dated as of June 2, 2014 and by Amendment No. 2 dated as of June 9, 2015, among Tupperware Brands Corporation, Tupperware Nederland B.V. (f/k/a Tupperware International Holdings B.V.), Administradora Dart, S. de R.L. de C.V. and Tupperware Brands Asia Pacific Pte. Ltd, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date: April 4, 2019	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary